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                                                                 EXHIBIT 23(a)

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Current Report (Form 8-K/A) of K2 Inc. of our report on the financial statements of Ride, Inc. dated September 11, 1998, included in the Proxy Statement of Ride, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of K2 Inc. for the registration of 1,519,574 shares of its common stock filed with the Securities and Exchange Commission on August 9, 1999.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 dated October 14, 1988 and Form S-8 dated December 28,
1994) pertaining to the 1988 Incentive Stock Option Plan and the 1994 Incentive Stock Option Plan of K2 Inc. of our report dated September 18, 1998 with respect to the consolidated financial statements of Ride, Inc. incorporated by reference in the Current Report on Form 8-K/A dated
December 22, 1999.


                                              /s/ Ernst & Young LLP

Seattle, Washington
December 22, 1999